Execution Copy SEVERANCE AGREEMENT This Severance Agreement ("Agreement") dated 2"3 day of _tlt)")j 20 11 is entered into by and between RadNet Management, Inc. ("EMPLOYER"), on the one hand, and Christine Gordon ("EMPLOYEE"), on the other hand. RECITALS A. EMPLOYEE has been an employee of EMPLOYER since October 1,1990. B. EMPLOYER wishes to retain EMPLOYEE as its employee for the foreseeable future. (As used herein, "foreseeable future" references an undefined period oftime which is left to the sole discretion of EMPLOYEE. This Agreement does not impose any obligation upon EMPLOYEE to continue to work for EMPLOYER for any amount of time beyond the date of the signing of the Agreement. It is acknowledged and agreed by EMPLOYER that EMPLOYEE has the right to terminate her employment with EMPLOYER with or without cause, at any time after the signing of the Agreement, without waiving any of the benefits set forth herein. C. The parties have agreed that for EMPLOYEE to continue as an employee of EMPLOYER, she should be compensated in the event of the termination of her employment. NOW, THEREFORE, in consideration of the promises and covenants herein, and for other valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, it is hereby expressly acknowledged and mutually agreed by and between the parties hereto, and each of them, as follows: TERMS 1. Payment Upon Termination. Upon any termination of EMPLOYEE's employment with EMPLOYER, for any reason other than by reason of EMPLOYEE'S death, EMPLOYER shall pay to EMPLOYEE as severance compensation, the equivalent of twenty-four (24) months of EMPLOYEE's regular salary at the time of termination (the "Severance Payment"). The Severance Payment shall be paid through cash and/or up to fifty percent (50%) stock value. Stock value shall be that of RadNet, Inc., a Delaware corporation ("RNDT"), Common Stock, $.0001 par value as of the time of closing on the date of EMPLOYEE's termination of employment. EMPLOYER may determine the form of payment at the time of termination, so long as the cash payment is at least fifty percent (50%) of the Severance Payment. The Severance Payment of all cash andlor stock shall be paid to EMPLOYEE within sixty days (60) of EMPLOYEE'S termination. The Severance Payment constitutes all monies EMPLOYER shall be obligated to pay EMPLOYEE on termination of employment, with the exception of any portion of EMPLOYEE's regular salary that has been earned but not paid, accrued vacation time and/or any stock value owed to EMPLOYEE prior to the EMPLOYEE's termination. 2. Continued Pavment of Medical Insurance. In addition to the Severance Payment, EMPLOYER agrees to continue to pay for EMPLOYEE's medical insurance, inclusive of medical, dental and vision benefits ("Medical Insurance"), for the term of twenty-four (24) months after the C:\Userslnhames\AppData\Local\Microsoft\ Windows\INetCache\Content.Outlook\ WDW0319T\Severance Agt, Chris Gordon_102219 Final (3).docx -------- - - - - -

Execution COP\ termination of EMPLOYEE'S employment with EMPLOYER. The Medical Insurance provided to EMPLOYEE by EMPLOYER after termination shall be identical in coverage in that said Medical Insurance will not exclude pre-existing conditions and shall include the same coverage and benefits as contained in the medical, dental and vision insurance plans provided to EMPLOYEE by EMPLOYER immediately prior to termination and shall be maintained at the same degree as that offered to similarly situated employees. 3. Releases. Except as to the Severance Payment, Medical Benefits and matters contained herein, EMPLOYEE hereby releases, acquits and forever discharges EMPLOYER and its parents, subsidiaries predecessors and affiliated entities, directors, officers, employees, agents and representatives, from any and all claims, debts, liabilities, demands, damages, obligations, actions and causes of actions, of any nature whatsoever, whether known or unknown, or suspected or unsuspected, arising out of or in connection with her employment by EMPLOYER and her termination of her employment. This includes, without limitations, any claim for (1) violation of any federal, state of local statute, ordinance or regulation relating to employment benefits or discrimination of employment, specifically including, without limitation, the California Fair Employment and Housing Act, the California Family Rights Act, Title VII of the Civil Rights Act of 1964, and the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Employees' Retirement Income and Security Act, the Family and Medical Leave Act, and further including any regulation of any administrative agency or governmental authority relating to employment benefits or discrimination and/or harassment in employment; (2) breach of oral, implied or written contract; (3) estoppel or reliance; (4) wrongful termination of employment; (5) breach of implied covenant of good faith and fair dealing; (6) negligent or intentional infliction of mental or emotional distress; (7) defamation; (8) any non-statutory tort or contractual claim; (9) wages and/or benefits and/or penalties; and (10) attorneys' fees. 4. Section 1542 of the California Civil Code. EMPLOYEE waives and relinquishes all rights and benefits afforded by section 1542 of the Civil Code of California, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIMIHER MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR. EMPLOYEE hereby waives the provision of Section 1542 of California Civil Code and Acknowledges that this waiver is an essential and material term of this Agreement. 5. Confidentialitv. EMPLOYEE agrees that the existence, facts, terms, or provisions of or information concerning this Agreement shall remain absolutely confidential and shall not be disclosed to any person, firm, corporation or any entity with the sole and exclusive exceptions of (a) any governmental agency or court as required by law, or (b) EMPLOYEE's accountant or attorney as required only for the rendition of such professional services, so long as any such attorney or accountant is informed of this confidentiality agreement and agrees to abide by its terms. EMPLOYEE acknowledges and agrees that this paragraph is a material inducement to EMPLOYER entering into this Agreement, and further acknowledges and agrees that any breach of this paragraphs is subject to a claim by EMPLOYER for damages and/or equitable relief, including but not limited toiniunctive relief. 2 Severance Agt_Chris Gordon_I022 19 Final (3)

Execution Cop> 6. No Disparagement. EMPLOYEE agrees that she will not in any way (directly or indirectly) do or say anything at any time which disparages or derogates EMPLOYER, its business interests or reputation, or any of its directors, officers, investors, partners, shareholders, vendors, lenders, creditors, employees, or agents. 7. Future Cooperation. Ifrequired, EMPLOYEE will assist and cooperate with the defense or prosecution of any claims filed against or by EMPLOYER. EMPLOYEE will furnish testimony if required or when deemed necessary by counsel and give other such assistance as EMPLOYER may reasonably request, such as furnishing recollection of meetings and business-related conversations, location of files and correspondence, etc. EMPLOYER will pay all reasonable out-of-pocket expenses in addition to EMPLOYEE's reasonable consulting fee of Two Hundred and Fifty-Dollars ($250.00) per hour. 8. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of EMPLOYER. 9. Severability. The parties agree that if any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. 10. Knowing and Voluntary Agreement. EMPLOYEE, by signing this Agreement, represents and warrants that she has carefully read and fully understands this Agreement and its final and binding effect, that she has been afforded sufficient opportunity to review this Agreement with advisors or her choice, that she is fully competent to manage her own business affairs and to enter into this Agreement, and that she has signed this Agreement knowingly and voluntarily. 11. Later Discovery of Facts. Each of the parties acknowledge that she or it may hereafter discover facts different from, or in addition to, those which it now knows or believes to be true with respect to the releases herein made and agree that every such release made by it is now and will remain effective notwithstanding the existence or discovery of such additional facts. 12. Execution in Counterparts. This agreement may be executed in one or more counterparts, each of which will be deemed an original, and said counterparts shall constitute but one of the same instrument which may be sufficiently evidenced by one counterpart signed by the party who is to be charged with it. 13. Singular/Plural Forms. As used herein, the singular shall constitute the plural and the plural shall constitute the singular where appropriate. 14. Attornevs' Fees. In the event suit is brought by any party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses incurred in connection therewith. 15. Choice of Law. The parties agree that California law shall govern the construction, Interpretation and enforcement of this Agreement. 3 Severance Agt_Chris Gordon_I022 19 Final (3)

Execution Copy

16. Integration. The parties agree that this Agreement contains their entire agreement and supersedes all other agreements and understanding, whether written or oral, between them relating to the subject matter hereof. The parties warrant that there were no representations, agreements, arrangement or understandings, whether written or oral, between them relating to the subject matter contained in this Agreement which are not fully expressed herein.

17. Modification. No modifications, amendment or waiver of any of the provisions contained in this Agreement, or any future representations, promise, or condition in connection with the subject matter of this Agreement shall be binding upon any party to this Agreement unless made in writing and signed by such party or by a duly authorized officer, partner or agent of such party.

DATE: Nov 25, 2019

"EMPLOYEE"

Christine Gordon

DATE: Nov 23, 2019, 2019

"EMPLOYER"

Norman Hames
President & COO, Western Operations
RadNet Management, Inc.

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Severance Agt_Chris Gordon_102219 Final (3)